UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

COLISEUM ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Coliseum Acquisition Corp.

80 Pine Street

Suite 3202

New York, New York 10005

SUPPLEMENT TO

PROXY STATEMENT DATED JUNE 7, 2023

FOR EXTRAORDINARY GENERAL MEETING

OF

COLISEUM ACQUISITION CORP.

Dear Shareholders of Coliseum Acquisition Corp.:

You have previously received definitive proxy materials dated June 7, 2023 (the “Proxy Statement”) in connection with the extraordinary general meeting of Coliseum Acquisition Corp., a Cayman Islands exempted company (the “Company”, “we”, “us” or “our”), to be held on June 20, 2023 at 9:00 A.M., Eastern Time, at the offices of Coliseum Acquisition Corp., 80 Pine Street, Suite 3202, New York, New York 10005 and via virtual meeting format setting.

The purpose of this document is to supplement the Proxy Statement with certain new and/or revised information (the “Proxy Supplement”) as follows:

Changes in Proposal 1 – Extension Amendment Proposal. The Company’s sponsor, Coliseum Acquisition Sponsor LLC (the “Sponsor”), has indicated that, if the Extension Amendment Proposal (as revised pursuant hereto) is approved, the Sponsor or its affiliates or designees will contribute to the Company as a loan (each loan being referred to herein as a “Contribution”) the lesser of (i) $100,000 and (ii) an aggregate amount equal to $0.04 multiplied by the number of public shares of the Company that are not redeemed in connection with the shareholder vote to approve the Extension Amendment Proposal, for each month of the Extension, commencing on June 25, 2023 (each such month period an “Extension Period”). There will be a maximum of twelve (12) Extension Periods. Each Contribution will be deposited in the trust account within two business days after the beginning of the Extension Period for which such Contribution is made. The Sponsor will not make any Contribution unless the Extension Amendment Proposal is approved and the Company’s Articles of Association are amended as set forth in Annex A attached hereto. The Contributions will be repayable by the Company to the Sponsor or its affiliates or designees upon consummation of an initial business combination. The Company’s Board will have the sole discretion whether to continue extending for additional Extension Periods, and if the Board determines not to continue extending for additional Extension Periods, the additional contributions will cease. If this occurs, the Company would wind up the Company’s affairs and redeem 100% of the outstanding public shares in accordance with the procedures set forth in the Company’s Articles of Association.

Changes in Annex A – Proposed Amendments to the Company’s Articles of Association. Annex A of the Proxy Statement is being replaced in its entirety with Annex A attached hereto.

Adjournment of Extraordinary General Meeting and Extension of Redemption Deadline. Due to the changes described above, the Company intends to open the Extraordinary General Meeting (the “Meeting”) as scheduled on June 20, 2023, at 9:00 a.m. Eastern Time, subject to the consent of the members of the Company constituting a quorum as set out in the Company's Articles of Association, and then immediately adjourn the Meeting to June 22, 2023 at 11:30 a.m. Eastern Time. The adjourned Meeting will be held at the same location and accessible via webcast at https://www.cstproxy.com/coliseumacq/2023 and via teleconference at:

Within the U.S.:

1-800-450-7155 (toll-free)

Outside of the U.S. and Canada:

1-857-999-9155 (standard rates apply)

Meeting ID:

5425260#

Because the Company intends to adjourn the meeting to June 22, 2023, the deadline for submission of public Class A Ordinary Shares for redemption will be extended to 5:00 p.m. Eastern time on June 20, 2023.

Except as set forth herein, all other information in the Proxy Statement remains unchanged. If you have previously-submitted a proxy or tendered your shares for redemption in accordance with the procedures set forth in the Proxy Statement and you do not wish to make any changes, you do not need to do anything further.

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

Whether or not you plan to participate in the Meeting, please complete, date, sign and return the enclosed proxy card without delay, or submit your proxy through the internet or by telephone as promptly as possible in order to ensure your representation at the Meeting no later than the time appointed for the Meeting or adjourned meeting. Voting by proxy will not prevent you from voting your Ordinary Shares online if you subsequently choose to participate in the Meeting via webcast. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Meeting, you must obtain a proxy issued in your name from that holder of record. Only shareholders of record at the close of business on the record date may vote at the Meeting or any adjournment or postponement thereof.

This Proxy Supplement is Dated June 14, 2023

ANNEX A

PROPOSED AMENDMENTS TO
THE AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION

OF

COLISEUM ACQUISITION CORP.

The Extension Amendment Proposal

RESOLVED, as a special resolution, THAT:

The text of Article 36.2 of the Amended and Restated Memorandum of Association and Articles of Association of the Company be deleted in its entirety and replaced by the following:

The Company has until June 25, 2023 to consummate a Business Combination; provided, however, that commencing on June 25, 2023, the Company has the right to extend the time it has to consummate a Business Combination (the “Combination Period”) twelve (12) times for an additional one (1) month each time (each such one (1) month period, an “Extension Period”), from June 25, 2023 (i.e., 24 months from the closing of the IPO) to June 25, 2024 (i.e., 36 months from the closing of the IPO) if the Sponsor or its affiliates or designees, deposits into the Trust Account for each Extension Period the lesser of (i) $100,000 and (ii) an aggregate amount equal to $0.04 multiplied by the number of Public Shares of the Company then outstanding within two Business Days of the beginning of the Extension Period. The Company’s board of directors has the sole discretion whether to continue extending the Combination Period for additional Extension Periods. In the event that the Company determines not to continue extending the Combination Period, or the Company does not consummate a Business Combination before June 25, 2024 (such date being referred to as the “Termination Date”), such failure shall trigger an automatic redemption of the Public Shares (an “Automatic Redemption Event”) and the directors of the Company shall take all such action necessary to (i) cease all operations except for the purpose of winding up (ii) as promptly as reasonably possible but no more than ten (10) Business Days after the Termination Date, redeem the Public Shares to the holders of Public Shares, on a pro rata basis, in cash at a per-share amount equal to the applicable Per-Share Redemption Price; and (iii) as promptly as reasonably possible following such Automatic Redemption Event, subject to the approval of the remaining Members and directors, liquidate and dissolve the Company, subject to the Company's obligations under the Act to provide for claims of creditors and the requirements of other Applicable Law. In the event of an Automatic Redemption Event, only the holders of Public Shares shall be entitled to receive pro rata redeeming distributions from the Trust Account with respect to their Public Shares.

The NTA Requirement Amendment Proposal

RESOLVED, as a special resolution, THAT:

The text of Article 36.4 of the Amended and Restated Memorandum of Association and Articles of Association of the Company be deleted in its entirety and replaced by the following:

Although not required, in the event that a shareholder vote is held, and a majority of the votes of the Shares entitled to vote thereon which were present at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Company shall be authorised to consummate the Business Combination, provided that the Company shall not consummate such Business Combination if the Company’s Shares would be considered a “penny stock” (as defined in the Exchange Act) immediately prior to, or upon such consummation of such Business Combination.

The text of Article 36.5(c) of the Amended and Restated Memorandum of Association and Articles of Association of the Company be deleted in its entirety and replaced by the following:

In no event will the Company consummate the Tender Redemption Offer or the Redemption Offer under Article 36.5(a) or 36.5(b) or an Amendment Redemption Event under Article 36.11 if such redemptions would cause the Company’s Shares to be considered a “penny stock” (as defined in the Exchange Act).

A-1

The Founder Share Amendment Proposal

RESOLVED, as a special resolution, THAT:

The text of Article 36.7 of the Amended and Restated Memorandum of Association and Articles of Association of the Company be deleted in its entirety and replaced by the following:

Prior to a Business Combination, the Company will not issue any securities (other than Public Shares or Class A Shares issuable upon conversion of Class B Shares converted prior to a Business Combination pursuant to Article 37.2) that would entitle the holder thereof to (i) receive funds from the Trust Account; or (ii) vote on any Business Combination.

A-2